MERRILL LYNCH DEPOSITOR, INC. 8-KA

Exhibit 99.1

MERRILL LYNCH DEPOSITOR, INC.

One Bryant Park, 4th Floor

New York, NY 10036

April 8, 2024

NOTICE TO HOLDERS OF INDEXPLUS TRUST CERTIFICATES SERIES 2003-1

(THE “CERTIFICATES”), ISSUED UNDER THE SERIES SUPPLEMENT BETWEEN MERRILL LYNCH DEPOSITOR, INC. AS DEPOSITOR AND THE BANK OF NEW YORK MELLON AS TRUSTEE AND SECURITIES INTERMEDIARY DATED DECEMBER 17, 2003

CUSIP1:

45408V203

THIS NOTICE CONTAINS IMPORTANT INFORMATION THAT IS OF INTEREST TO THE BENEFICIAL OWNERS OF THE SUBJECT SECURITIES. IF APPLICABLE, ALL DEPOSITORIES, CUSTODIANS AND OTHER INTERMEDIARIES RECEIVING THIS NOTICE ARE REQUESTED TO EXPEDITE RETRANSMITTAL TO SUCH BENEFICIAL OWNERS IN A TIMELY MANNER.

MERRILL LYNCH DEPOSITOR, INC. is the depositor (the “Depositor”) under the Trust Agreement (the “Trust Agreement”) which incorporates the Standard Terms for Trust Agreements between Merrill Lynch Depositor, Inc. as Depositor and The Bank of New York Mellon (formerly known as “The Bank of New York”) as Trustee and Securities Intermediary dated as of February 20, 1998 (the “Standard Terms”) and the Series Supplement dated as of December 17, 2003 (the “Series Supplement”). Capitalized terms used but not defined herein shall have the same meaning or meanings ascribed to them in the Trust Agreement.

The purpose of this Notice is to notify you that on April 8, 2024, the listing of the Certificates will be transferred from the NYSE American Stock Exchange (“NYSE American”) to the New York Stock Exchange LLC (“NYSE”) and will commence trading on the NYSE at the opening of trading on April 11, 2024.

The foregoing is not intended and should not be construed as investment, accounting, financial, legal or tax advice by or on behalf of the Depositor, or its directors, officers, agents, attorneys or employees. Each person receiving this notice is urged to carefully review it and should seek the advice of its own advisors in respect of the matters set forth herein.

If any Holders have questions about this Notice, they may contact Matthew J. Nelson, President, MERRILL LYNCH DEPOSITOR, INC., at matthew.j.nelson@bofa.com.

MERRILL LYNCH DEPOSITOR, INC., as Depositor

1 Note: CUSIP numbers appearing herein have been included solely for convenience of reference. MERRILL LYNCH DEPOSITOR, INC. assumes no responsibility for the selection or use of such number and makes no representation as to the correctness of the CUSIP numbers listed herein.